EXHIBIT 16.1

April 18, 2007

Office of Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:	Syzygy Entertainment, Ltd.
Commission File Number: 333-136827

We have read the statements under Item 4.01 of the Form 8-K regarding the recent change of auditors. We agree with all such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas